SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2003

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 784-6000

ITEM 5.	OTHER EVENTS

On December 8, 2003, Kulicke and Soffa Industries, Inc. (the “Company”) completed an offering of an additional $20,000,000 aggregate principal amount of 0.5% Convertible Subordinated Notes due 2008 (the “Notes”) through a private placement to qualified institutional investors. The Notes and the Company’s common shares, no par value (the “Common Shares”), into which the Notes may be converted were not registered under the Securities Act, though the Company has entered into a registration rights agreement with respect to the Notes and the underlying Common Shares. The Notes are convertible into Common Shares of the Company at a conversion rate of $49.1884 per $1,000 principal amount of notes, subject to adjustment.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 10, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: December 11, 2003	By:	/s/ Robert F. Amweg

Robert F. Amweg Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 10, 2003